PUTNAM CLOSED-END PROXY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement.

/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).

/ / Definitive Proxy Statement.

/ X / Definitive Additional Materials.

/ / Soliciting Material under § 240.14a-12.

PUTNAM HIGH INCOME SECURITIES FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/    / Fee paid previously with preliminary materials.

/    / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Putnam High Income Securities Fund Proxy Fight Script
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening) , my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Putnam High Income Securities Fund. As you are likely aware, the Annual Meeting of Shareholders is scheduled to take place on April 28, 2017 and Management has sent you proxy materials containing instructions to vote your shares.

You should also be aware that a dissident shareholder has sent proxy materials containing various misleading statements intended to further their own short-term interests at the detriment of the Fund and you the shareholder. Have you received proxy materials from this dissident firm?
(Pause for response) (Notate response and proceed)

The dissident is attempting to take control of the Board, institute actions that would increase the Fund’s expense ratios, and potentially liquidate the Fund. The Fund and the Board is asking shareholders to disregard any green proxy card sent by the dissident shareholder. Do you still have Management’s WHITE proxy card?
(Pause for response) (Notate response and proceed)

DOESN’T HAVE WHITE PROXY CARD:

Registered Holder - We will be happy to send you an additional WHITE proxy card. (Proceed)

Beneficial Holder – Please contact your broker for an additional proxy card. Be sure to inform them that you need the Fund’s WHITE proxy card. (Proceed)

In order to protect your investment, the Board urges shareholders to sign date and return any WHITE proxy card received from management. You will continue to receive Management’s WHITE proxy card until the meeting date and ask that you continually return Management’s WHITE proxy card in support of the Board. The easiest way to do so is by going to the website listed on your proxy card, entering the control number and following the simple instructions.

Do you think that you will be returning the WHITE proxy card to protect your investment? (Pause For Response)

YES OR POSITIVE RESPONSE:

Thank you. Remember, even if you have already sent back the dissident’s green proxy card, you can still support your Fund and Board by sending back the Fund’s WHITE proxy card before the April 28th meeting date. If you have any questions, or you require any assistance, please feel free to call 1-866-342-8290 Monday through Friday from 9 a.m. to 10 p.m. Eastern Time. Thank you and have a good (Morning/Afternoon/Evening).

NO RESPONSE - HAS QUESTIONS –NOT VOTING –SENDING OTHER CARD:

Your vote at the upcoming meeting is very important, and there are a few things the Board believes you should take into account when making your decision.

Given that information, do you think that you might return the Fund’s WHITE proxy card? (Pause for response)

YES OR POSITIVE: (Go to Yes or positive response above)
NO OR NEGATIVE: (Go to S/H still sending other card/not voting below)

S/H STILL SENDING OTHER CARD/NOT VOTING:

I understand. If you have any questions or you require any assistance, please feel free to contact 1-866-342-8290 Monday through Friday from 9 a.m. to 10 p.m. Eastern Time. Your vote is important and your time is greatly appreciated. Thank you and have a good (Morning/Afternoon/Evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 4-5-2017

Putnam High Income Securities Fund
Level II Proxy Fight Answering Machine Script

Hello.

I am calling in regards to your investment in Putnam High Income Securities Fund.

The Annual Meeting of Shareholders is scheduled to take place on April 28, 2017. Your investment in the Fund is at risk. A dissident firm named Bulldog Investors is proposing actions that could harm you, the long-term shareholder, for the benefit of Bulldog’s own short-term interests.

The Board urges you to protect your investment by voting to support your Board of Trustees using only Management’s WHITE proxy card and to disregard any proxy materials received from Bulldog.

If you have any questions or require assistance voting your shares, please contact us as soon as possible at 1-866-342-8290 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.